News Release

Integra LifeSciences Reports Second Quarter 2025 Financial Results
PRINCETON, N.J., July 31, 2025 - Integra LifeSciences Holdings Corporation (Nasdaq: IART), a leading global medical technology company, today reported financial results for the second quarter ending June 30, 2025.

Second Quarter 2025 Highlights
•Second quarter revenues exceeded guidance; adjusted earnings per diluted share (EPS) at the top end of the range

•Second quarter revenues of $415.6 million decreased (0.6)% on a reported basis and (1.4)% on an organic basis compared to the prior year.

•Second quarter GAAP earnings per diluted share of $(6.31), compared to $(0.16) in the prior year primarily reflecting a goodwill impairment charge of $511 million, recorded during the quarter. This charge was due to the decrease in the price per share of the Company’s common stock related to a number of factors including recent tariff changes that have created broad economic uncertainty and the impact of quality, operational, and supply issues.

•Adjusted earnings per diluted share of $0.45, compared to $0.63 in the prior year.

•Full-Year revenue guidance range updated to reflect increased visibility

“I am proud of our team’s performance and execution in the second quarter. Our strong revenue performance is a testament to our disciplined progress and the solid underlying demand trends for our portfolio of neurosurgery and tissue technology products,” said Mojdeh Poul, president and chief executive officer.

“Our transformation is underway, and I’m encouraged by the focused implementation and steady progress made against our Compliance Master Plan. Importantly, we have now completed the assessment phase at all of our manufacturing sites. Looking ahead, we are committed to advancing our remediation efforts, delivering on our commitments, and establishing the foundation of operational excellence required to position Integra for predictable and sustainable growth and profitability over the long-term.”
Second Quarter 2025 Consolidated Performance

Total reported revenues of $415.6 million decreased (0.6)% on a reported basis and (1.4)% on an organic basis compared to the prior year.
The Company reported GAAP gross margin of 50.4%, compared to 54.0% in the second quarter of 2024. Adjusted gross margin was 60.7%, compared to 65.2% in the prior year.
Adjusted EBITDA for the second quarter of 2025 was $71.2 million, or 17.1% of revenue, compared to $83.8 million, or 20.0% of revenue, in the prior year.
The Company reported a GAAP net loss of $(484.1) million, or $(6.31) per diluted share, in the second quarter of 2025, compared to GAAP net loss of $(12.4) million, or $(0.16) per diluted share, in the prior year.
Adjusted net income for the second quarter of 2025 was $34.4 million, or $0.45 per diluted share, compared to $49.0 million, or $0.63 per diluted share, in the prior year.

Second Quarter 2025 Segment Performance
Codman Specialty Surgical (~70% of Revenues)
Total revenues were $304.0 million, representing reported growth of 0.7% and an organic decline of (0.3%) compared to the second quarter of 2024.

•Sales in Neurosurgery increased 0.3% on an organic basis driven by growth in CUSA®, Aurora®, Mayfield®, DuraSeal®, Bactiseal® and CereLink® monitors, offset by existing shipping holds
•Sales in Instruments declined 2.8% on an organic basis due to order timing
•ENT growth was flat due to growth in AERA® and TruDi navigated disposables offset by sinus balloons and the timing of capital sales

Tissue Technologies (~30% of Revenues)

Total revenues were $111.6 million, representing a reported and organic decline of (4.1)% compared to the second quarter of 2024. Key drivers for the quarter include:

•Mid-Single Digit growth in wound reconstruction offset by ship holds
•~20% growth in Integra Skin and ~10% growth in DuraSorb®
•High-single digit growth in MicroMatrix® and Cytal®
•Sales in private label were down 5.9% due to a component supply delay and softer commercial demand experienced by a private label partner

Advancing our Priorities

Compliance Master Plan Implementation
•Completed all manufacturing site baseline assessments
•Developed remediation, resourcing, and execution plans to address assessment findings
•Providing regular updates to the FDA on our warning letter committed actions
•No related shipping holds initiated in Q2

Operational & Execution Excellence
•Achieved the highest-ever production rate for Integra Skin, returning to normal revenue levels
•Stood up Program Management Office to drive prioritization, execution, and governance discipline
•Established Supply Chain Control Tower, a centralized platform for strategic and tactical performance monitoring and improvement

Delivering on Our Financial Commitments
•Delivered Q2 revenues above, and adj. EPS at the top of, guidance range
•Continued strong demand for differentiated portfolio, with mid-single digit growth excluding shipping holds
•Launched profitability initiative to drive efficiency gains and support long-term margin expansion, with meaningful initial impact expected over the next 12 to 18 months

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $8.9 million in the quarter. Total balance sheet debt and net debt at the end of the quarter were $1.85 billion and $1.59 billion, respectively, and the consolidated total leverage ratio was 4.5x.

As of the end of the quarter, the Company had total liquidity of approximately $1.14 billion, including $254 million in cash plus short-term investments and the remainder available under its revolving credit facility.

2025 Outlook
For the third quarter 2025, the Company expects reported revenues in the range of $410 million to $420 million, representing reported growth of 7.7% to 10.3% and organic growth of 7.3% to 9.9%. The Company expects adjusted EPS in a range of $0.40 to $0.45 per share.

For the full year 2025, the Company is updating its revenue guidance range to $1.655 billion to $1.680 billion. The revenue range represents reported growth of 2.8% to 4.3% and organic growth of 0.6% to 2.1%. The Company reaffirms its adjusted EPS guidance range of $2.19 to $2.29 per share.

The Company’s organic sales growth guidance for the third quarter and the full year excludes acquisitions and divestitures, as well as the effects of foreign currency.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET on Thursday, July 31, 2025, to discuss second quarter 2025 financial results and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, register here to receive dial-in details and an individual pin. While not required, it is recommended to join 10 minutes prior to the event’s start. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Integra

At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic, and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning: future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, charges related to the voluntary global recall of all products manufactured at the Company’s facility in Boston, Massachusetts and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility, impairment charges, and income tax expense (benefit) related to non-GAAP adjustments and other items; estimates regarding the projected impact of tariffs or other changes in trade policy on the Company's business, financial condition and results of operations; and the Company’s expectations and plans with respect to business and operational performance, strategic initiatives, capabilities, resources, product development, product availability and regulatory approvals, including expectations regarding the efficacy of the Company’s compliance master plan to improve the Company's quality systems and the

Company’s profitability improvement initiative to realize expected savings and enhance operational efficiency. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, duties or other measures implemented by the U.S. or other countries, geopolitical conflicts, and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate Acclarent and other acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; difficulties in implementing the Company’s compliance master plan and realizing the benefits contemplated thereby within the anticipated timeframe, or at all; difficulties or delays in obtaining and maintaining required regulatory approvals related to the transition of the manufacturing to the Company’s Braintree manufacturing facility; the possibility that costs or difficulties related to building and the operationalization of the Braintree facility or the transition of manufacturing activities from the Company’s Boston facility to the Braintree facility will be greater than expected; fluctuations in hospitals' spending for capital equipment; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the Company's ability to comply with regulations regarding products of human origin and products containing materials derived from animal source; difficulties in controlling expenses, including costs to procure and manufacture the Company’s products; difficulties in implementing the Company’s profitability improvement initiative and realizing the benefits contemplated thereby within the anticipated timeframe, or at all; the ability of the Company to successfully manage leadership and organizational changes and the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Device Regulation; the scope, duration and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to any future public health crises; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; potential negative impacts resulting from environmental, social and governance matters; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2024 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income, adjusted gross margin, adjusted earnings per diluted share, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense);

(iii) interest income and expense; (iv) income tax expense (benefit); (v) impairment charges; and (vi) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the manufacturing stoppage and voluntary global recall of all products manufactured at the Company’s Boston, Massachusetts facility and distributed between March 1, 2018 and May 22, 2023, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2023 (the “recall”) and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (v) intangible asset amortization expense; (vi) income tax impact from adjustments; and (vii) impairment charges. The measure of adjusted gross margin is calculated by dividing adjusted gross profit by total revenues. Adjusted gross profit consists of GAAP gross profit adjusted for: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) charges related to the recall and the transition of Boston-related manufacturing operations to the Company’s Braintree, Massachusetts facility; (iv) EU Medical Device Regulation-related charges; and (v) intangible asset amortization expense. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less short-term investments, cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP net income to adjusted EBITDA, and adjusted net income, GAAP gross margin to adjusted gross margin, GAAP total debt to net debt, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended June 30, 2025 and 2024.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2025	2024
Total revenues, net	$415,605	$418,175

Costs and expenses:
Cost of goods sold	206,273	192,258
Research and development	26,997	29,767
Selling, general and administrative	179,890	195,472
Intangible asset amortization	3,754	3,707
Goodwill impairment charge	511,365	0
Total costs and expenses	928,279	421,204

Operating Loss	(512,674)	(3,029)

Interest income	4,710	5,058
Interest expense	(21,042)	(18,651)
Other income (expense)	(1,946)	1,437
Loss before income taxes	(530,952)	(15,185)
Income benefit	(46,879)	(2,783)
Net Loss	(484,073)	$(12,402)

Net income per share:
Diluted net loss per share	$(6.31)	$(0.16)

Weighted average common shares outstanding for diluted net income per share	76,695	77,409

The following table presents revenues disaggregated by the major sources for the three months ended June 30, 2025 and 2024 (amounts in thousands):

	Three Months Ended June 30,
	2025	2024	Change
Neurosurgery	$208,992	205,502	1.7%
Instruments(1)	53,080	54,537	(2.7)%
ENT(1)	41,886	41,722	0.4%
Total Codman Specialty Surgical	303,958	301,761	0.7%

Wound Reconstruction and Care	84,747	87,695	(3.4)%
Private Label	26,900	28,719	(6.3)%
Total Tissue Technologies	111,647	116,414	(4.1)%
Total reported revenues	$415,605	$418,175	(0.6)%

Impact of changes in currency exchange rates	(3,237)	—
Total organic revenues(2)	$412,368	$418,175	(1.4)%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2025

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	4,963	—	4,258	270	—	435	—
Structural Optimization charges	5,944	5,187	1,073	(316)	—	—	—
EU Medical Device Regulation charges	10,681	1,142	4,200	5,338	—	—	—
Boston Recall/Braintree Transition	13,630	13,532	98	—	—	—	—
Intangible asset amortization expense	26,795	23,041	—	—	3,754	—	—
Estimated income tax impact from above adjustments and other items	(54,940)	—	—	—	—	—	(54,940)
Depreciation expense	10,955	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2024

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	18,667	4,865	14,617	(781)	—	(34)	—
Structural Optimization charges	5,095	4,900	194	1	—	—	—
EU Medical Device Regulation charges	12,508	702	5,441	6,365	—	—	—
Boston Recall/Braintree Transition	14,698	14,398	300	—	—	—	—
Intangible asset amortization expense	25,383	21,676	—	—	3,707	—	—
Estimated income tax impact from above adjustments and other items	(14,942)	—	—	—	—	—	(14,942)
Depreciation expense	10,399	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2025	2024

GAAP net loss	$(484,073)	$(12,402)
Non-GAAP adjustments:
Goodwill impairment charges	511,365	—
Depreciation and intangible asset amortization expense	37,750	35,782
Other (income) expense, net	1,511	(1,402)
Interest expense, net	16,332	13,592
Income tax expense	(46,879)	(2,783)
Structural optimization charges	5,944	5,095
EU Medical Device Regulation charges	10,681	12,508
Boston Recall/ Braintree transition	13,630	14,698
Acquisition, divestiture and integration-related charges	4,963	18,666
Total of non-GAAP adjustments	555,297	96,157
Adjusted EBITDA	$71,224	$83,755

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2025	2024

GAAP net loss	$(484,073)	$(12,402)
Non-GAAP adjustments:
Structural optimization charges	5,944	5,095
Acquisition, divestiture and integration-related charges	4,963	18,666
EU Medical Device Regulation charges	10,681	12,508
Boston Recall/Braintree Transition	13,630	14,698
Goodwill impairment charges	511,365
Intangible asset amortization expense	26,795	25,383
Estimated income tax impact from adjustments and other items	(54,940)	(14,942)
Total of non-GAAP adjustments	518,438	61,409
Adjusted net income	$34,365	$49,007

Adjusted diluted net income per share	$0.45	$0.63
Weighted average common shares outstanding for diluted net income per share	76,769	77,449

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2025	December 31, 2024

Short term investments	$35,694	$27,192
Cash and cash equivalents	217,914	246,375
Trade accounts receivable, net	284,507	272,370
Inventories, net	465,127	429,090

Current and long-term borrowing under senior credit facility	1,156,892	1,121,823
Borrowings under securitization facility	108,800	108,100
Convertible securities	574,628	573,170

Stockholders' equity	$1,038,661	$1,545,280

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Three Months Ended June 30,
	2025	2024

Net cash (used) provided by operating activities	$(2,338)	$56,157
Net cash used in investing activities	(57,568)	(376,163)
Net cash provided by financing activities	14,238	264,928
Effect of exchange rate changes on cash and cash equivalents	17,207	(6,088)

Net decrease in cash and cash equivalents	$(28,461)	$(61,166)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$8,919	$40,400

Purchases of property and equipment	$(20,146)	$(29,707)
Free cash flow	(11,227)	10,693

Adjusted net income(1)	$34,365	$49,007
Adjusted free cash flow conversion	(32.7)%	21.8%

	Twelve Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$70,888	$141,672

Purchases of property and equipment	(108,311)	(82,797)
Free cash flow	$(37,423)	$58,875

Adjusted net income(1)	$171,011	$221,594
Adjusted free cash flow conversion	(21.9)%	26.6%

(1) Adjusted net income for quarters ended June 30, 2025 and 2024 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	June 30, 2025	December 31, 2024
Short-term borrowings under senior credit facility	38,750	33,906
Long-term borrowings under senior credit facility	1,118,142	1,087,917
Borrowings under securitization facility	108,800	108,100
Convertible securities	574,628	573,170
Deferred financing costs netted in the above	4,418	5,475
Short term investments	(35,694)	(27,192)
Cash & Cash Equivalents	(217,914)	(246,375)
Net Debt	$1,591,130	$1,535,001

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP GROSS PROFIT TO MEASURES OF ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(UNAUDITED)
(In thousands, except percentages)

	Three Months Ended June 30,
	2025	2024

Total revenues, net	$415,605	$418,175
Cost of goods sold	206,273	192,258
Reported Gross Profit	209,332	225,917
Structural optimization charges	5,187	4,900
Acquisition, divestiture and integration-related charges	—	4,865
Boston Recall/Braintree Transition	13,532	14,398
EU Medical Device Regulation	1,142	702
Intangible asset amortization expense	23,041	21,676
Adjusted Gross Profit	$252,234	$272,458
Total Revenues	$415,605	$418,175
Adjusted Gross Margin	60.7%	65.2%